Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-44804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195, 333-127637 and 333-146400), in Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566 and 333-136820), and in Registration Statement on Form S-4 (Registration File No. 33-24124) of our report dated February 28, 2008, September 5, 2008 as to Notes 1, 6, 17, and 18, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s changes in accounting for pension and postretirement benefits, as well as the retrospective adjustment for the exclusion of investment income (loss) from segment revenue and operating income) appearing in this Current Report on Form 8-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 5, 2008